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                     SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                   FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 21, 1997
                                                 --------------

                CTC Cosmetics Holdings Company, Inc.
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        (Exact name of registrant as specified in its charter)


                                   Delaware
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               (State or other jurisdiction of incorporation)


         033-23884-LA                                   87-0415594
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(Commission File Number)                   (IRS Employer Identification No.)


No. 80 Liu Tuang Road Pudong, Shanghai, China
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (852) 2882-5699
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      Exhibit Index is on page 2 of the manually executed copy.




                              Page 1 of 3 pages

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Item 9.     Sales of Equity Securities Pursuant to Regulation S.
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     On March 21, 1997, CTC Cosmetics Holdings Company, Inc., (the
"Registrant") closed an offshore private placement of $500,000 of 8% Convertible Debentures Due March 31, 1998 ( the "Closing Date"). The Debentures were sold to a certain offshore accredited investor. The offshore placement was made pursuant to Regulation S and Section 4(2) of the securities Act of 1933, as amended.

     The principal amount of the Debentures may be converted, at the option of the holder thereof, at any time after 45 days commencing from the Closing Date, at a conversion price equal to the lower of 50% of the average closing bid price of common stock for 5 business days immediately preceding the conversion date or $2.50 per share.

     In addition to the Debentures, the offshore investors received warrants to purchase 100,000 shares of common stock of the Registrant at an exercise price equal to 50% of the closing bid price of common stock at the date of exercise. The warrant can be exercised at any time, subject to the restrictive period imposed by Regulation S.

Item 7.     Financial Statements, Pro Forma Financial Information and
------      Exhibits.

           (c)     Exhibits

            10.     Material Contracts

                    10.1     Form of Offshore Securities S Subscription
                             Agreement.
                    10.2     Form of Convertible Debenture
                    10.3     Form of Warrant

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     April 5, 1997           CTC Cosmetics Holdings Company, Inc.



                                   By: /s/ Mark K.W. Lee
                                       ---------------------------------
                                           Mark K.W. Lee
                                           President


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